Exhibit 10.3

THIRD AMENDED AND RESTATED PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES SECURITY AGREEMENT

THIS THIRD AMENDED AND RESTATED PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES SECURITY AGREEMENT (this “Security Agreement”) is made effective as of the 18th day of December, 2024 by and between INTEST CORPORATION, a Delaware corporation, (“Borrower”), AMBRELL CORPORATION, a Delaware corporation, INTEST SILICON VALLEY CORPORATION, a Delaware corporation, INTEST EMS, LLC, a Delaware limited liability company, TEMPTRONIC CORPORATION, a Delaware corporation, VIDEOLOGY IMAGING CORPORATION, a Delaware corporation, ACCULOGIC LTD., a Delaware corporation, ACCULOGIC INC., an Ontario corporation (collectively, the “Existing Guarantors”), and INTEST ITALY, INC., a Delaware corporation (“Italy” and together with Italy and the Existing Guarantors, individually and collectively, the “Guarantors” and together with Borrower, individually and collectively, jointly and severally, the “Assignor”) and M&T Bank (“Assignee”).

BACKGROUND

A.    Borrower, Existing Guarantors and Assignee are parties to that certain Amended and Restated Loan and Security Agreement dated as of October 15, 2021, as amended by that certain Joinder and Amendment to Amended and Restated Loan and Security Agreement dated October 28, 2021, as amended by that certain Joinder and Second Amendment to Amended and Restated Loan and Security Agreement dated December 30, 2021, as amended by that certain Third Amendment to Amended and Restated Loan and Security Agreement dated as of September 20, 2022, as amended by that certain Fourth Amendment to Amended and Restated Loan and Security Agreement dated as of May 2, 2024 and as amended by that certain Joinder and Fifth Amendment to Amended and Restated Loan and Security Agreement dated of even date herewith (as amended and as it may be further amended, supplemented or restated from time to time, collectively the “Loan Agreement”) and Existing Guarantors previously executed and delivered that certain Amended and Restated Patents, Trademarks, Copyrights and Licenses Security Agreement dated as of October 28, 2021 in favor of Assignee, as amended by that certain Second Amended and Restated Patents, Trademarks, Copyrights and Licenses Security Agreement dated as of December 30, 2021 in favor of Assignee (“Existing Security Agreement”).

B.    The Loan Agreement provides, inter alia, that Assignor grants to Assignee a security interest in all of Assignor’s assets, including, without limitation, its patents, patent rights, patent applications, servicemarks, trademarks, service trademark applications, service tradenames, goodwill, copyrights and licenses.

NOW THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor agrees as follows:

1.    Incorporation of Loan Agreement. The Loan Agreement and the terms and provisions thereof are hereby incorporated herein in their entirety by this reference thereto. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

2.     Security Interests.

2.1    Security Interest. To secure the complete and timely payment and satisfaction of all Obligations, Assignor hereby assigns, mortgages and pledges to Assignee and grants to Assignee a security interest in, as and by way of a first mortgage and security interest having priority over all other security interests, with power of sale, to the extent permitted by law, all of such Assignor’s right, title and interest in and to all of the following, whether now owned or existing and filed or hereafter acquired or arising and filed (collectively with items named in section 2.2, below, the “Collateral”):

(a)    patents and patent applications, including, without limitation, the inventions and improvements described and claimed therein, and those patents listed on Exhibit “A”, attached hereto and made a part hereof, and (i) the reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, (ii) all income, royalties, damages and payments now and hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, (iii) the right to sue for past, present and future infringements thereof, and (iv) all rights corresponding thereto throughout the world (all of the foregoing patents and applications, together with the items described in clauses (i)-(iv), are sometimes hereinafter individually and/or collectively referred to as the “Patents”);

(b)    copyrights, copyright registrations, copyright applications and all computer programs, operating systems, application systems, hardware or software of any nature whatsoever owned by Assignor, whether operational, under development or inactive, including all object codes, source codes, modules, technical manuals, user manuals, operating instructions and procedures, in-put and out-put formats, program listings, narrative descriptions, program flow charts, file layouts, report layouts, screen layouts and other documentation therefor (including internal notes, memoranda, status evaluations, marketing information and write-ups), and all improvements, modifications, enhancements, new releases and revisions thereof, whether in machine-readable form, programming language or any other language or symbols, and whether stored, encoded, recorded or written on disk, tape, film, memory device, paper or other media of any nature; together with all tangible media upon which any of the foregoing are recorded or encoded, including, without limitation, all chips, disks, tapes, film and paper; including, without limitation, the copyrights, copyrights registrations and copyrights applications listed on Exhibit “C” attached hereto and made a part hereof, and (i) all renewals thereof, (ii) all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, and (c) the right to sue for past, present and future infringements thereof (all of the foregoing items are sometimes referred to herein collectively as the “Copyrights”); and

(c)    all material license agreements with any other party, whether Assignor is a licensor or licensee under any such license agreement, including, without limitation, the licenses listed on Exhibit “D” attached hereto and made a part hereof, and the right to prepare for sale, sell and advertise for sale all inventory now or hereafter owned by Assignor and now or hereafter covered by such licenses (all of the foregoing is hereinafter referred to collectively as the “Licenses”).

2.2    Security Interest. To secure the complete and timely payment and satisfaction of all Obligations, Assignor hereby mortgages and pledges to Assignee and grants to Assignee a security interest in, as and by way of a first mortgage and security interest having priority over all other security interests, with power of sale, to the extent permitted by law, all of such Assignor’s right, title and interest in and to all of the following, whether now owned or existing and filed or hereafter acquired or arising and filed (collectively with items named in section 2.1, above, the “Collateral”):

(a)    servicemarks, trademarks, servicemark and trademark registrations, tradenames, trademark applications, and all goodwill attendant thereto, including, without limitation, the servicemarks, trademarks, tradenames, registrations and applications listed on Exhibit “B”, attached hereto and made a part hereof, and (i) all renewals thereof, (ii) all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including without limitation, damages and payments for past or future infringements thereof, (iii) the right to sue for past, present and future infringements thereof, and (iv) all rights corresponding thereto throughout the world (all of the foregoing servicemarks, trademarks, servicemark and trademark registrations, tradenames and applications together with the items described in clauses (i)-(iv), are sometimes hereinafter individually and/or collectively referred to as the “Trademarks”).

3.    Restrictions on Future Agreements. Assignor agrees that until all Obligations shall have been satisfied in full and the Loan Agreement shall have been terminated, Assignor will not, without Assignee’s prior written consent, enter into any agreement (including, without limitation, any license or royalty agreement) which is inconsistent with Assignor’s obligations under this Security Agreement or the Loan Agreement and Assignor further agrees that it will not take any action, or permit any action to be taken by others, subject to its control, including licensees, or fail to take any action, which would affect the validity or enforcement of the rights of Assignee under this Security Agreement.

4.    New Patents, Trademarks, and Licenses. Assignor represents and warrants that the Patents, Trademarks, Copyrights and Licenses listed on Exhibits “A”, “B”, “C” and “D”, respectively, constitute all of the patents, trademarks, copyrights, applications and licenses, now owned by Assignor. If, before all Obligations shall have been satisfied in full and the Loan Agreement shall have been terminated, Assignor shall (i) obtain rights to any new patentable inventions, trademarks, trademark registrations, tradenames, copyrights or licenses, or (ii) become entitled to the benefit of any patent, trademark or copyright application, trademark, trademark registration or license renewal, or patent for any reissue, division, continuation, renewal, extension, or continuation-in-part of any Patent or any improvement on any Patent, the provisions of Article 2 above shall automatically apply thereto and Assignor shall give to Assignee prompt written notice thereof. Assignor hereby authorizes Assignee to modify this Security Agreement by amending Exhibit “A”, “B”, “C” and/or “D”, as applicable, to include any future patents, patent applications, trademarks, trademark registrations, trademark applications, tradenames, copyrights and licenses which are Patents, Trademarks, Copyrights or Licenses, as applicable, under Article 2 above or under this Section 4. Assignor hereby agrees to provide to Assignee such assignment or other documentation as Assignee may request to record Assignee’s lien on such future Patents, Trademarks, Copyrights or Licenses.

5.    Royalties; Term. Assignor hereby agrees that the use by Assignee of all Patents, Trademarks, Copyrights and Licenses as described herein shall be worldwide and without any liability for royalties or other related charges from Assignee to Assignor. The term of the security interest granted herein shall extend until the earlier of (i) the expiration of each of the respective Patents, Trademarks, Copyrights and Licenses assigned hereunder, or (ii) the date on which all Obligations has been paid in full and the Loan Agreement is terminated.

6.    Assignee’s Right to Inspect. Assignee shall, subject to any limitation in Section 10.6 of the Loan Agreement, have the right, at any time and from time to time, to inspect Assignor’s premises and to examine Assignor’s books, records and operations, including, without limitation, Assignor’s quality control processes. Assignor agrees that upon the occurrence and continuation of an Event of Default, Assignee, or a conservator appointed by Assignee, shall have the right to establish such additional reasonable product quality controls as Assignee, or said conservator, in its sole judgment, may deem necessary to assure maintenance of the quality of products sold by Assignor under the Trademarks. Assignor agrees (i) not to sell or assign its interest in, or grant any license under, the Patents, Trademarks, Copyrights or Licenses, outside of the ordinary course of business; (ii) to maintain the quality of any and all products in connection with which the Trademarks and/or Copyrights are used, consistent with quality of said products as of the date hereof; (iii) not to adversely change the quality of said products without Assignee’s express written consent; and (iv) to provide Assignee, upon request, with a certificate of an officer of Assignor certifying Assignor’s compliance with the foregoing.

7.    Termination. This Security Agreement is made for collateral purposes only. Upon payment in full of all Obligations and termination of the Loan Agreement, Assignee shall execute and deliver to Assignor a termination of Assignee’s security interest granted herein and all deeds, assignments and other instruments as may be necessary or proper to re-vest in Assignor full title to the Patents, Trademarks, Copyrights and Licenses, subject to any disposition thereof which may have been made by Assignee pursuant hereto.

8.    Duties of Assignor. Assignor shall have the duty (i) to prosecute diligently any patent, trademark and copyright application pending as of the date hereof or thereafter until all Obligations shall have been paid in full and the Loan Agreement is terminated, (ii) to make application on unpatented but patentable inventions and on trademarks and copyrights, as appropriate, and (iii) to preserve and maintain all rights in patent applications and patents of the Patents, in trademark applications, trademarks and trademark registrations of the Trademarks and in copyright applications and copyrights of the Copyrights. Any expenses incurred in connection with such applications shall be borne by Assignor. Assignor shall not abandon any right to file a patent, trademark or copyright application, or any pending patent, trademark or copyright application or any Patent, Trademark, License or Copyright without the consent of the Assignee, which consent shall not be unreasonably withheld.

9.    Event of Default. Upon the occurrence and during the continuance of an Event of Default, as defined in the Loan Agreement, Assignee may, without further notice to or consent of Assignor, immediately record all assignments previously executed and delivered to Assignee by Assignor and/or execute and record with all applicable offices (including, without limitation, the Patent and Trademark Office) an absolute assignment to Assignee by Assignor of all rights, title and interest of Assignor in and to the Patents, Trademarks, Copyrights, Licenses and other Collateral. Assignor hereby authorizes and agrees that Assignee may, through the power of attorney granted in Section 14 hereof, irrevocably execute and deliver in Assignor’s name any and all such assignments and agreements and to take any and all other actions in Assignor’s name as Assignee shall deem reasonable or appropriate to transfer and convey all right, title and interest of Assignor in and to the Collateral to Assignee or any other person or entity selected by Assignee.

10.    Assignee’s Right to Sue. Assignee shall have the right, but shall in no way be obligated, to bring suit in its own name to enforce the Patents, Trademarks, Copyrights and/or Licenses, and any licenses thereunder, and, if Assignee shall commence any such suit, Assignor shall, at the request of Assignee, do any and all lawful acts and execute any and all proper documents required by Assignee in aid of such enforcement and Assignor shall promptly, upon demand, reimburse and indemnify Assignee for all costs and expenses incurred by Assignee in the exercise of its rights under this Section 10.

11.    Waivers. No course of dealing between Assignor and Assignee, nor any failure to exercise, nor any delay in exercising, on the part of Assignee, any right, power or privilege hereunder or under the Loan Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

12.    Severability. The provisions of this Security Agreement are severable, and if any clause or provision shall be invalid and unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Security Agreement in any jurisdiction.

13.    Modification. This Security Agreement cannot be altered, amended or modified in any way, except as specifically provided in Section 4 hereof or by a writing signed by the parties hereto.

14.    Cumulative Remedies; Power of Attorney; Effect on Loan Agreement. All of Assignee’s rights and remedies with respect to the Patents, Trademarks, Copyrights and Licenses, whether established hereby or by the Loan Agreement, or by any other agreements or by law shall be cumulative and may be exercised singularly or concurrently. Assignor hereby authorizes Assignee to make, constitute and appoint any officer or agent of Assignee as Assignee may select, in its sole discretion, as Assignor’s true and lawful attorney-in-fact, with power to (i) endorse Assignor’s name on all applications, documents, papers and instruments necessary or reasonably desirable for the Assignee to protect, evidence, perfect or enforce its security interest in the Patents, Trademarks, Copyrights and Licenses, (ii) intentionally omitted, (iii) following an Event of Default, grant or issue any exclusive or non-exclusive license under the Patent or Trademark to anyone, including Assignee, and/or (iv) following an Event of Default, assign, pledge, convey or otherwise transfer title in or dispose of the Patents, Trademarks, Copyrights or Licenses to anyone, including Assignee. Assignee may act under such power of attorney to take the actions referenced in Section 4. Assignee hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney shall be irrevocable until all Obligations shall have been paid in full and the Loan Agreement shall have been terminated. Assignor acknowledges and agrees that this Security Agreement is not intended to limit or restrict in any way the rights and remedies of Assignee under the Loan Agreement but rather is intended to facilitate the exercise of such rights and remedies given it by the terms of this Security Agreement, all rights and remedies allowed by law and the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction in which the Patents, Trademarks, Copyrights or Licenses may be located.

15.    Binding Effect; Benefits. This Security Agreement shall be binding upon the Assignor and its successors and assigns, and shall inure to the benefit of Assignee, its nominees, successors and assigns.

16.    Governing Law. This Security Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

17.    No Novation. This Security Agreement shall amend and restate, but not satisfy, the obligations of Existing Guarantors under the Existing Security Agreement. Nothing contained herein shall be deemed to constitute a novation or satisfaction of the Existing Security Agreement, but the terms and conditions of this Security Agreement shall amend, restate, and supersede the terms and conditions of the Existing Security Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Security Agreement effective the day and year first above written.

BORROWER: INTEST CORPORATION, a Delaware corporation By: /s/ Duncan Gilmour Name/Title: Duncan Gilmour, Chief Financial Officer

GUARANTORS:

AMBRELL CORPORATION,

a Delaware corporation

By:    /s/ Duncan Gilmour

Name/Title: Duncan Gilmour, Chief Financial Officer

INTEST SILICON VALLEY CORPORATION,

a Delaware corporation

By:    /s/ Duncan Gilmour

Name/Title: Duncan Gilmour, Chief Financial Officer

INTEST EMS, LLC,

a Delaware limited liability company

By:    /s/ Duncan Gilmour

Name/Title: Duncan Gilmour, Chief Financial Officer

TEMPTRONIC CORPORATION,

a Delaware corporation

By:    /s/ Duncan Gilmour

Name/Title: Duncan Gilmour, Chief Financial Officer

VIDEOLOGY IMAGING CORPORATION,

a Delaware corporation

By:    /s/ Duncan Gilmour

Name/Title: Duncan Gilmour, Chief Financial Officer

ACCULOGIC LTD.,

a Delaware corporation

By:    /s/ Duncan Gilmour

Name/Title: Duncan Gilmour, Chief Financial Officer

ACCULOGIC INC.,

an Ontario corporation

By:    /s/ Duncan Gilmour

Name/Title: Duncan Gilmour, Chief Financial Officer

INTEST ITALY, INC.,

a Delaware corporation

By:    /s/ Duncan Gilmour

Name/Title: Duncan Gilmour, Chief Financial Officer

BANK: M&T BANK By: /s/ Steven A. Vilardi Steven A. Vilardi, Senior Vice President

EXHIBIT “A”

TO

PATENTS, TRADEMARKS, COPYRIGHTS

AND LICENSES SECURITY AGREEMENT

Patents

Registered Owner	Patent Name	Registration Number	Date of Registration
inTEST Corporation	Method and apparatus for docking a test head with a peripheral	9,897,628	18-Sep-14
inTEST Corporation	Test head manipulator	9,557,371	6-May-08
inTEST Corporation	Test head manipulator	9,347,804	23-Feb-07
inTEST Corporation	Cradle and cable handler for a test head manipulator	8,763,962	17-Mar-08
inTEST Corporation	Test head vertical support system	8,700,218	29-Dec-06
inTEST Corporation	Wrist joint for positioning a test head	8,444,107	28-Jan-03
inTEST Corporation	Test head positioning system and method	8,350,584	29-Dec-06
inTEST Corporation	Test head positioner system	8,212,578	17-Mar-08
inTEST Corporation	Test head positioning system	8,141,834	10-Aug-06
inTEST Corporation	Modular interface	7,301,326	13-Jul-04
inTEST Corporation	Test head positioning system and method	7,235,964	31-Mar-03
TEMPTRONIC CORPORATION	Apparatus for attachment of accessories to processing equipment	10,578,237	12-Aug-16
TEMPTRONIC CORPORATION	Temperature-controlled enclosures and temperature control system using the same	10,060,668	13-Mar-07
TEMPTRONIC CORPORATION	Temperature system having an impurity filter	9,335,080	17-Oct-11
TEMPTRONIC CORPORATION	Environmental test system and method eith in-situ temperature sensing of device under test (DUT)	8,602,641	2-May-13
TEMPTRONIC CORPORATION	High-flow cold air chiller (THERMONICS)	7,603,871	29-Jun-06
TEMPTRONIC CORPORATION	Apparatus and method for controlling temperature in a device under test using integrated temperature sensing diode	6,552,561	20-Apr-01

1 EXHIBITS TO BE UPDATED BY BORROWER

Registered Owner	Patent Name	Registration Number	Date of Registration
TEMPTRONIC CORPORATION	Apparatus and method for controlling temperature in a wafer using integrated temperature sensing diode	6,545,494	10-Jul-00
Ambrell Corp	Food heater	10,206,250	20-Apr-06
Ambrell Corp	Dynamic power balancing among multiple induction heater power units	9,439,246	15-Mar-13
Ambrell Corp	Power system component protection system for use with an induction heating system	9,167,631	25-Aug-06
Ambrell Corp	Power switching system to increase induction heating to a load from available AC mains power	8,331,115	15-Nov-07
Ambrell Corp	Automatic frequency compensation for pulse width modulated RF level control	8,283,985	25-Aug-06
Ambrell Corp	Constant phase angle control for frequency agile power switching systems	8,269,532	10-Aug-06
Ambrell Corp	Constant phase angle control for frequency agile power switching systems	7,551,011	10-Aug-06
Ambrell Corp	High voltage full bridge circuit and method for operating the same	7,489,530	15-Jun-05

Acculogic, Inc. is the registered owner of the active and expired patents identified in the following table:

Patent Applications - None

EXHIBIT “B”

TO

PATENTS, TRADEMARKS, COPYRIGHTS

AND LICENSES SECURITY AGREEMENT

Trademarks

Registered Owner	Mark	Registration Number	Date of Registration
TEMPTRONIC Corporation	TEMPTRONIC	3748381	Feb. 16, 2010
TEMPTRONIC Corporation	THERMONICS	4278707	Jan. 22, 2013
TEMPTRONIC Corporation		1094282	Jun. 27, 1978
TEMPTRONIC Corporation	THERMOJOGGER	1433671	Mar. 24, 1987
TEMPTRONIC Corporation	THERMO CHUCK	1197134	Jun. 8, 1982
TEMPTRONIC Corporation	THERMO STREAM	1085339	Feb. 14, 1984
TEMPTRONIC Corporation	THERMO SPOT	5261537	Aug. 5, 2017
inTEST Corporation	INTEST	2503999	Nov. 6, 2001
inTEST Corporation	inTEST	1268558	Feb. 28, 1984
inTEST Corporation	in2	1255204	Oct. 25, 1983
inTEST Corporation	CENTAUR	3657110	Jul. 21, 2009
inTEST Corporation	TRANSPAR	3635236	Jun. 9, 2009
Ambrell	EXPERIENCE THE EXCELLENCE	5101636	Dec. 13, 2016
Ambrell	EVIEW	4922677	Mar. 22, 2016
Ambrell	EKOHEAT	4751860	Jun. 9, 2015

Registered Owner	Mark	Registration Number	Date of Registration
Ambrell	EASYCOIL	4746013	Jun. 2, 2015
Ambrell	AMBRELL	4623638	Oct. 21, 2014
Ambrell	AMBRELL	3317193	Oct. 23, 2007
Ambrell	EKOHEAT	3526330	Nov. 4, 2008
Ambrell	AMERITHERM	2299340	Dec. 14, 1999
Ambrell		2301415	Dec. 21, 1999
Videology		85018528
Videology		78865148

Trademark Applications - None.

EXHIBIT “C”

TO

PATENTS, TRADEMARKS, COPYRIGHTS

AND LICENSES SECURITY AGREEMENT

Copyrights

None.

EXHIBIT “D”

TO

PATENTS, TRADEMARKS, COPYRIGHTS

AND LICENSES SECURITY AGREEMENT

Licenses

None.